EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into by and between Skinny Nutritional Corp. (the “Company”) and Michael Salaman (“Employee”) on this 12th day of August, 2010.

Article 1.  Position and Duties.

Section 1.01.  The Company hereby continues the employment of the Employee and the Employee hereby accepts continued employment pursuant to the terms of this Agreement. Your employment under this Agreement will take effect on August 12, 2010 (the “Effective Date”) and will continue until the third anniversary of the Effective Date; provided that the term of this Agreement shall automatically be extended for one (1) additional year on the first anniversary of the Effective Date and each anniversary thereafter, unless, not less than ninety (90) days prior to each such date, either party shall have given notice to the other that it does not wish to extend the term.  You will be employed by the Company on a full-time basis in the position of Chief Executive Officer and President. In addition, you will serve as an officer of one or more of the Company’s Affiliates without further compensation, as you are requested from time to time.

During the term of this Agreement (the “Term”), the Company shall nominate Employee, and use its best efforts to have him elected, to the Board of Directors of the Company (the “Board”) throughout the term of this Agreement and shall include him in the management slate for election as a director at every stockholders meeting during the Term at which his term as a director would otherwise expire. Employee agrees to accept election, and to serve during the Term, as director of the Company.

Section 1.02.  You agree to perform the duties of your position and such other duties as reasonably may be assigned to you from time to time by the Board; provided, however, that you shall not be assigned duties that are inconsistent with your position, duties, responsibilities and status with the Company immediately prior to the Effective Date.  You also agree that, while employed by the Company, you will devote your full business time and your best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and its Affiliates and to the discharge of your duties and responsibilities for them.  This provision does not prevent you from serving on the board of any business, church, non-profit or charitable organization; provided that such service does not give rise to a conflict of interest; provided further that such activities do not materially detract from your performance of your duties hereunder and that as a precondition the Board of Directors of the Company (the “Board”) has been notified of your service on such board, and has agreed in writing to permit such service.

Article 2.  Compensation and Benefits.  During your employment, as compensation in full for all services performed by you for the Company and its Affiliates, the Company will provide you the following pay and benefits.

Section 2.01.  Base Salary.  The Company will pay you a base salary at the rate of $150,000 per year, payable in accordance with the regular payroll practices of the Company and subject to increase from time to time by the Board in its discretion. This salary will increase by an amount to be determined by the Board or Compensation Committee based on benchmarks set by the Board or Compensation Committee on each anniversary of the Effective Date.  Whether any such increase will be paid in cash or shares of Common Stock is in the discretion of the Board or its designated committee (the “Committee”).  In the event the Board or the Committee elects to pay such increase in shares of the Company’s common stock (the “Common Stock”), the number of shares of Common Stock to be issued in satisfaction of such obligation shall be determined by reference to the fair market value of the Company’s Common Stock, which shall be determined as follows: (i) if the Company’s Common Stock is listed on a national securities exchange (including the Nasdaq Stock Market, LLC) or is quoted on the OTC Bulletin Board, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or the OTC Bulletin Board, as the case may be, or if no sale was reported on that date, then on the last preceding date on which such sale took place; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the OTC Bulletin Board, but is traded in the residual over-the-counter market, the last sale price of the Common Stock on such date, as reported by Pinksheets, LLC or similar publisher of such information, or if no sale was reported on that date, then on the last preceding date on which such sale took place; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board or Committee shall determine in good faith.

Section 2.02.  Bonus Compensation.  For each fiscal year completed during your employment with the Company, you will be eligible to be considered by the Board for an annual cash performance bonus, the actual amount of any bonus awarded to you will be determined by the Board or its designated committee.

Section 2.03.  Equity Rights.

(a)
In the event the Company proposes to issue new shares of Common Stock (or Common Stock Equivalents, as such term is defined below) in a transaction for the principal purpose of raising capital, then in order to prevent the dilution of your then-current percentage interest in the Company (as determined in accordance with the applicable provisions of Regulation 13D, adopted by the Securities and Exchange Commission, as it currently exists and as it may be amended or replaced during the Term), you will be given the opportunity to purchase up to a maximum of such number of newly-issued shares of Common Stock (or such other Common Stock Equivalents) as would enable you to maintain such then-current percentage interest in the Company. Such purchase would occur at the same time, and under the same terms and conditions, as such shares are offered for purchase by other persons.

(b)
As used herein, the term “Common Stock Equivalents” shall mean any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c)
For the purpose of clarity, the following issuances of Common Stock or Common Stock Equivalents shall not be subject to the provisions of this Section 2.03: (a) the issuance of shares of Common Stock or Common Stock Equivalents to employees, consultants, officers or directors of the Company pursuant to any equity compensation plan duly adopted by a majority of the non-employee members of the Board or a majority of the members of a committee of non-employee directors established for such purpose (including the issuance of shares of Common Stock upon exercise of Common Stock Equivalents granted pursuant to a Company plan subsequent to the date hereof ); (b) the issuance of Common Stock upon the exercise or exchange of or conversion of Common Stock Equivalents which are issued and outstanding on the date of this Agreement; (c) the issuance of shares of Common Stock (or Common Stock Equivalents) to consultants, vendors, lessors, distributors or similar persons, as consideration for services or assets provided to the Company (and the shares of Common Stock which may be issued upon exercise or conversion of securities issued to the class persons specified in this clause); (d) securities issued pursuant to mergers, acquisitions, consolidations, or reorganizations, the primary purpose of which transaction is not to raise capital; and (e) shares of Common Stock or other securities issued in connection with any stock split or stock dividend of the Company.

(d)
Upon either the occurrence of a Change of Control or in the event of the termination of Employee’s employment either (i) by the Company without Cause or (ii) by the Employee for Good Reason, then effective as of the consummation of such Change of Control or termination date, and notwithstanding anything herein or in any stock option agreement to the contrary, (A) the Employee’s right to purchase shares of Common Stock of the Company pursuant to any stock option or stock option plan (whether granted before or subsequent to the Effective Date) shall immediately fully vest and become exercisable, (b) the exercise period in which Employee may exercise his options to purchase Company Common Stock under such options shall be extended to the duration of their original term, as if Employee remained an employee of the Company, and the terms of such options shall be deemed amended to take into account the foregoing provisions.

Section 2.04.  Employee Benefits.  While holding the position of Chief Executive Officer and President, you will be entitled to participate in the employee benefit plans maintained by the Company of general applicability to other senior executives of the Company, including but not limited to the disability plan currently in place for senior executives which the Company shall continue for your benefit.

Section 2.05.  Paid Time Off.  You will be entitled to earn paid time off at the rate of  three (3) weeks per year, in addition to holidays observed by the Company, and to use such paid time off in accordance with the policies of the Company generally applicable to its executives, as in effect from time to time.  In addition, the Company shall pay you $800 per month as an automobile allowance during the Term.

Section 2.06.  Business Expenses.  The Company will pay or reimburse you for all reasonable business expenses incurred or paid by you in the performance of your duties and responsibilities for the Company, subject to any maximum annual limit and other restrictions on such expenses set by the Company and to such reasonable substantiation and documentation as it may specify from time to time.

Section 2.07.  Signing Bonus.  Upon execution of this Agreement, the Company shall issue to Employee 3,000,000 shares of the Company’s Common Stock as a signing bonus.  This bonus shall constitute good and valuable consideration, the sufficiency of which is acknowledged by your signature below.

Article 3.  Confidential Information and Restricted Activities.

Section 3.01.  Confidential Information.  During the course of your employment with the Company, you will learn of Confidential Information, as defined below, and you may develop Confidential Information on behalf of the Company.  You agree that you will not use or disclose to any Person (except as required by applicable law after notice to the Board or for the proper performance of your regular duties and responsibilities for the Company) any Confidential Information obtained or developed by you incident to your employment or any other association with the Company or any of its Affiliates.  You understand and agree that this restriction shall continue to apply after your employment terminates, regardless of the reason for such termination. Further, Employee covenants and agrees that all Confidential Information shall be kept secret and confidential at all times during or after the Term and shall not be used or divulged by him outside the scope of his employment as contemplated by his Agreement. In the event that Employee is requested in a judicial, administrative or governmental proceeding to disclose any of the Confidential Information, Employee will promptly so notify the Company so that the Company may seek a protective order of other appropriate remedy and/or waive compliance with this Agreement. If disclosure of any of the Confidential Information is required, Employee may furnish the material so required to be furnished, but Employee will furnish only that portion of the Confidential Information that legally is required.

Section 3.02.  Protection of Documents.  All documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its Affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by you, shall be the sole and exclusive property of the Company.  You agree to safeguard all Documents and to surrender to the Company, at the time your employment terminates or at such earlier time or times as the Board or its designee may specify, all Documents and other property of the Company and its Affiliates then in your possession or control.

Section 3.03.  Non-Competition.  You acknowledge that in your employment with the Company you have had, and will continue to have, access to Confidential Information which, if disclosed, would assist in competition against the Company and its Affiliates; and that you also have generated and will continue to generate goodwill for the Company and its Affiliates in the course of your employment.  You further acknowledge that you are receiving under this Agreement new consideration that is good and valuable and fully sufficient to support your covenants set forth in this Section 3.  Therefore, you agree that the following restrictions on your activities during and after your employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

a)
While you are employed by the Company and during the one (1) year immediately following termination of your employment (in the aggregate, the “Non-Competition Period”), you shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Business of the Company within the United States.  Specifically, but without limiting the foregoing, you agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person that is engaged in any business that is competitive with the Business of the Company in the United States.  For purposes of this Agreement, the “Business of the Company” means the business in which the Company is engaged in the United States during your employment.

b)
You agree that during the Non-Competition Period, you will not (A) hire any employee of the Company or any of its Affiliates or seek to persuade any employee of the Company or any of its Affiliates to discontinue employment, (B) solicit or encourage any customer of the Company or any of its Affiliates or independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with them or (C) seek to persuade any customer or prospective customer of the Company or any of its Affiliates to conduct with anyone else any business or activity that such customer or prospective customer conducts or could conduct with the Company or any of its Affiliates.  For purposes of your obligations hereunder after termination of your employment, an employee, independent contractor, customer or prospective customer shall mean any natural person or entity that was such at any time during the last six (6) months of your employment with the Company.

Section 3.04.  Assignment of Intellectual Property.  You agree to promptly and fully disclose to the Company all Intellectual Property, as defined below.  You hereby assign and agree to assign to the Company (or as otherwise directed by the Company) your full right, title and interest in and to all Intellectual Property.  You further agree to execute any and all applications for domestic and foreign patents, copyrights and other proprietary rights and do such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights and other proprietary rights in the Intellectual Property.  You agree that you will not charge the Company for time spent in complying with these obligations, including after your employment ends.  All copyrightable works that you create shall be considered “work made for hire” and shall be the property of the Company.

Section 3.05.  Enforcement.  In signing this Agreement, you give the Company assurance that you have carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on you under this Section 3.  You agree without reservation that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area.  You represent and warrant to the Company that these restrictions will not, individually or in the aggregate, prevent you from obtaining other suitable employment after your employment with the Company terminates and that you will not, and will not permit anyone acting on your behalf, to take any position to the contrary in any forum hereafter and you give the Company those assurances with the understanding that the Company will rely upon them in continuing your employment and in providing you access to Confidential Information and to its other employees and its customers.  Further, you agree that, were you to breach any of the covenants contained in this Section 3, the damage to the Company and its Affiliates would be irreparable.  You therefore agree that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by you of any of those covenants, without having to post bond.  You and the Company further agree that, in the event that any provision of this Section 3. is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.  It is also agreed that each of the Company’s Affiliates shall have the right to enforce all of your obligations to that Affiliate under this Agreement, including without limitation, pursuant to this Section 3.

Article 4.  Termination of Employment.  Your employment under this Agreement shall continue until terminated pursuant to this Article 4, unless earlier terminated pursuant to Section 1.01.

Section 4.01.

(a) Without Cause or for Good Reason.   In the event that your employment with the Company hereunder is terminated by the Company, other than for Cause and other than as a result of death or Disability, or if Employee terminates his employment for Good Reason, then the Company will provide you the following severance pay and benefits, subject to your signing and returning a timely and effective release of claims in a form reasonably satisfactory to the parties  and subject also to your meeting in full your obligations as set forth in Section 3 of this Agreement: In addition to base salary for the final payroll period of your employment, through the date your employment with the Company terminates, which amounts shall be payable at the Company’s next regular payday following such termination, the Company (i) will pay you severance pay of  an amount equal to the sum of your base salary for the amount of time remaining in the Term of this Agreement and the Bonus Compensation paid for the fiscal year immediately preceding termination, either in accordance with the Company’s regular pay periods or in a lump-sum payment in the sole discretion of the Board; and (ii) provided that you and your eligible dependents exercise your rights to continue participation in the Company’s group health plans under the federal law generally known as COBRA (or any successor law), the Company will pay the premium cost of your participation and that of your eligible dependents in the Company’s group health plans and will make payments to your Health Savings Account (“HSA”), if any, in accordance with Company policy until the sooner to occur of (Y) the expiration of the Severance Pay Period (as defined below) and (Z) the date you become eligible to enroll in any health plan of another employer; provided, however, that if your continued participation in the Company’s group health plans is not possible under the terms of those plans (other than as a result of your becoming eligible to participate in a health plan of another employer), the Company shall instead arrange to provide you and your eligible dependents substantially similar benefits upon reasonably comparable terms or pay you an amount during the Severance Pay Period equal to the premiums the Company would have paid if you had continued to participate in the Company’s group health plans.  Payments pursuant to clause (ii) of this Section 4.01(a) shall be made on the first day of each month during the Severance Pay Period (or sooner, if required by applicable law). You are not required to mitigate damages or the amount of any payment provided for under this Section 4.01(a) by seeking other employment or otherwise, but the amount of any payment provided for under this Section 4.01(a) shall be reduced by any compensation you earn as the result of employment by another employer during the Severance Pay Period.  The Release creates legally binding obligations and the Company advises you to consult an attorney prior to signing the Release.

(b) Severance Pay Period.  The Severance Pay Period shall be the period of time commencing on the date of termination of this Agreement for the reasons specified in Section 4.01(a) and ending on the third anniversary of the termination of the Agreement.

(c) Cause; Without Good Reason.  If the Company terminates Employee’s employment for Cause, or if Employee resigns as an employee of the Company for reasons other than an event of Good Reason (not including death or Disability), then the Company shall pay to Employee the Accrued Compensation (defined below) but shall have no obligation to pay Employee any amount, whether for salary, benefits, bonuses, or other compensation or expense reimbursements of any kind, accruing or vesting after the end of the Term, and such rights shall, except as otherwise required by law or pursuant to the applicable award agreement or plan, be forfeited immediately upon the end of the Term, except that in the event the Employee resigns for other than Good Reason (not including death or Disability), than his right to purchase shares of Common Stock of the Company pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable for a period of three months following the termination date, but in no event after the expiration of the exercise period of such option(s).  As used herein, “Accrued Compensation” shall mean an amount which shall include all amounts earned or accrued by Employee through the date of termination of this Agreement but not paid as of such date, including (i) base salary, (ii) reimbursement for business expenses incurred by the Employee on behalf of the Company, pursuant to the Company’s expense reimbursement policy in effect at such time, (iii) vacation pay per Company policy, and (iv) bonuses and incentive compensation solely to the extent earned and awarded prior to the date of termination. Accrued Compensation shall be paid on the first regular pay date after the date of termination (or earlier, if required by applicable law).

Section 4.02.  You may elect to terminate your employment under this Agreement other than for Good Reason at any time upon thirty (30) days’ notice to the Company; provided, however, that the Company may elect to waive some or all of the notice given by paying you your base salary for that portion of the first thirty (30) days of notice which it elects to waive.

Section 4.03.  This Agreement shall automatically terminate in the event of your death at any time during the Term of your employment and the Company may terminate your employment hereunder by written notice in the event of Disability, as defined below. In the event that Employee’s employment terminates as a result of his death, the Employee’s estate shall be entitled to the same benefits and payments as if his employment had been terminated by the Company for Cause except that any vested options shall remain exercisable to the extent provided in the applicable option agreement. In the event that the Company terminates Employee’s employment as a result of Disability, Employee shall be entitled to the same benefits and payments pursuant to Section 4.01(a) as if his employment had been terminated by the Company without Cause except that (1) the amount of severance payable to Employee would be equal to (A) an amount equal his then-current base salary for a period of twelve months from the date of termination payable in accordance with the Company’s regular pay periods or in a lump-sum payment in the sole discretion of the Board and (B) the benefits described in clause (ii) of Section 4.01(a), except that the “Severance Pay Period” would be deemed reduced to a period of 12 months from the date of termination and (2) any vested options shall remain exercisable to the extent provided in the applicable option agreement.

Except as provided above, it is agreed that, notwithstanding anything to the contrary contained in this Agreement, any right to compensation and continued participation in Company benefit plans during any period of leave of absence granted you by the Company during your employment hereunder whether resulting from a Disability, as defined in this Agreement, or from other illness, injury or condition, shall be governed by any paid sick leave or other policies of the Company generally applicable to its executives, and by applicable law, as in effect from time to time.  If any question shall arise as to whether you are disabled by illness, injury or condition to the extent that you are unable to perform substantially all of your duties and responsibilities for the Company as determined in the reasonable discretion of the Board of Directors, you shall, at the Company’s request, submit to a medical examination by a physician selected by the Company  to determine whether you are so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue.  If such a question arises and you fail to submit to the requested medical examination, the Company’s determination of the issue shall be binding on you. In the event the Company elects to terminate this Agreement due to the Disability of Employee, it shall give Employee written notice of termination which shall take effect thirty (30) days after the date it is sent to Employee unless Employee shall have returned to the performance of his duties hereunder during such thirty (30) day period (whereupon such notice shall become void).

Article V.  Effect of Termination of Employment.

Section 5.01.  Except as otherwise expressly provided in Section 4.01. and except for payment of base salary for waiver of some or all of your notice of termination other than for Good Reason pursuant to Section 4.02., the Company shall have no obligation or liability to you hereunder following termination of your employment, howsoever occurring, other than for payment of any unpaid base salary earned by you during the last payroll period of your employment, through the date of termination.

Section 5.02.  Except for any right you may have under COBRA (or any successor law) to continue participation in the Company’s group health plans, all benefits shall terminate in accordance with the terms of the applicable benefit plans based on the date of termination of your employment, without regard to any continuation of base salary or other payment to you following termination.  Except as expressly provided in Section 4.01., any continuation in the Company’s group health plans under COBRA shall be at your cost.

Section 5.03.  Provisions of this Agreement shall survive any termination if so provided in this Agreement or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation your obligations under Article 3 of this Agreement.  The obligation of the Company to make payments to you, or on behalf of you or your eligible dependents under Section 4.01, is expressly conditioned upon your continued full performance of obligations under Article 3, hereof.

Article VI.  Definitions.  For purposes of this Agreement, the following definitions apply:

Section 6.01.  “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, contract, or equity interest.

Section 6.02.  “Cause,” as used in this Agreement, means (i) the commission of fraud, embezzlement, theft or other dishonesty in the performance of your duties for, or responsibilities to, the Company, (ii) willful, or repeated or negligent failure to adequately perform your duties for, or responsibilities to the Company as reasonably determined by the Board or material breach of this Agreement, and after reasonable notice from the Board setting forth in reasonable detail the nature of such failure or breach and you shall not have remedied such failure within thirty (30) days of receiving such notice; or (iii) a breach of your fiduciary duty to the Company; or (iv) personal dishonesty injurious to the Company.

Section 6.03.  “Change of Control” means (i) a sale of all or substantially all of the Company’s business or assets in one transaction or a series of related transaction, (ii) the consummation by the Company of any merger, consolidation, or other business combination transaction of the Company with or into or otherwise involving another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934), other that the Company or any subsidiary of the Company, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, (iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board, or (v) a dissolution or liquidation of the Company.

Section 6.04.  “Confidential Information” means any and all information of or concerning (i) the Company, its Affiliates and employees and their work on behalf of the Company  and (ii) any other Person with which the Company does or may do business, which is not generally known or readily available to those Persons with whom the Company or any of its Affiliates competes or does business or with whom the Company or any of its Affiliates plans to compete or do business.  Confidential Information also includes any information received by the Company or any of its Affiliates from any Person with any understanding, express or implied, that it will not be disclosed.

Section 6.05.  “Good Reason,” as used in this Agreement, means the occurrence of any of the following without your express written consent at any time during your employment, provided that you have complied with the Good Reason Process: (i) the assignment to you by the Company of duties materially inconsistent with your position, duties, responsibilities and status with the Company or a material adverse change in your titles or offices, or any removal of you from or any failure to reelect you to any of such positions, including but not limited to your position as a director of the Company, except in connection with the termination of your employment for Disability or Cause or as a result of your death or by you other than for Good Reason; (ii) a relocation of the Company’s principal executive offices to a location outside of Metropolitan Philadelphia, Pennsylvania, except for required travel by you on the Company’s business to an extent substantially consistent with your business travel obligations at the time of the Acquisition; or (iii) a breach of any of the material terms or conditions of this Agreement by the Company that is not cured within 30 days after written notice thereof.

Section 6.06.  “Good Reason Process” shall mean that (A) you reasonably determine in good faith that a “Good Reason” event has occurred; (B) you notify the Company in writing of the occurrence of the Good Reason event within five (5) days of its occurrence); (C) you cooperate in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice, to modify your employment situation in a manner acceptable to you and the Company; and (D) notwithstanding such efforts, one or more of the Good Reason events continues to exist and has not been modified in a manner acceptable to you.

Section 6.07.  “Intellectual Property” means any invention, formula, process, discovery, development, design, innovation or improvement (whether or not patentable or registrable under copyright statutes) made, conceived or first actually reduced to practice by you solely or jointly with others, during your employment by the Company; provided, however, that, as used in this Agreement, the term “Intellectual Property” shall not apply to any invention that you develop on your own time, without using the equipment, supplies, facilities or trade secrets or Confidential Information of the Company or any of its Affiliates, unless such invention relates at the time of conception or reduction to practice of the invention (i) to the business of the Company or any of its Affiliates, (ii) to the actual or demonstrably anticipated research or development of the Company or any of its Affiliates or (iii) results from any work performed by you for the Company or any of its Affiliates.

Section 6.08.  “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization, other than the Company or any of its Affiliates.

Section 6.09.  “Disability” means (i) Employee’s incapacity due to physical or mental illness that results in his being substantially unable to perform his duties hereunder for six consecutive months (or for six months out of any nine month period) or (ii) a qualified independent physician mutually acceptable to the Company and Employee determines that Employee is mentally or physically disabled so as to be unable to regularly perform the duties of his position and such condition is expected to be of a permanent duration. During a period of Disability while he remains an employee of the Company, Employee shall continue to receive his base salary hereunder, provided that if the Company provides Employee with disability insurance coverage, payments of Employee’s base salary shall be reduced by the amount of any disability insurance payments received by Employee due to such coverage.

Article VII.  Conflicting Agreements.  You hereby represent and warrant that your signing of this Agreement and the performance of your obligations under it will not breach or be in conflict with any other agreement to which you are a party or are bound and that you are not now subject to any covenants against competition or similar covenants or any court order that could affect the performance of your obligations under this Agreement.  You agree that you will not disclose to or use on behalf of the Company any proprietary information of any Person without that Person’s consent.

Article VIII.  Withholding.  All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

Article IX.  Assignment.  Neither you nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without your consent to one of its Affiliates or to any Person with whom the Company shall hereafter affect a reorganization, consolidate with, or merge into or to whom it transfers all or substantially all of its properties or assets.  This Agreement shall inure to the benefit of and be binding upon you and the Company, and each of our respective successors, executors, administrators, heirs, and permitted assigns.

Article X.  Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Article XI.  Indemnity.  The Company hereby agrees to indemnify, defend, and hold harmless  the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, to the fullest extent permitted by law, except for claims based on Employee’s fraud, deceit or willfulness.  The Company shall maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising from or in connection with his employment by the Company during the term of Employee's employment with the Company. The provisions of this Article XI are in addition to and not in lieu of any indemnification, defense or other benefit to which Employee may be entitled by statute, regulation, common law or otherwise.

Article XII.  Miscellaneous.

Section 12.01.  This Agreement sets forth the entire agreement between you and the Company and supersedes any and all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the terms and conditions of your employment Agreement”); provided, however, that this Agreement shall not supersede or otherwise terminate any effective assignment you have made of any invention or other intellectual property to the Company or any of its Affiliates on or before the Effective Date or otherwise with respect to confidentiality, non-competition, non-solicitation or the like prior to the Effective Date, all of which assignments and rights shall remain in full force and effect.

Section 12.02.  This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and an expressly authorized representative of the Board.  The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 12.03.  This is a Pennsylvania contract and shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles hereof.

Section 12.04.  Upon execution of this Agreement we will pay all reasonable attorneys’ fees which you incur for the review and negotiation of this Agreement and any ancillary documents and agreements relating thereto.

Section 12.05.   It is the intention of the parties that this Agreement comply  strictly with the provisions of Section 409A of the Internal Revenue Code, as amended, and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “409A Rules”). Consistent with that intention, all references hereunder to termination of the Employee’s employment with the Company shall mean separation from the service of the service recipient under the 409A Rules.  Further, to the extent the Company determines in good faith that the Employee is a specified employee under the 409A Rules, any payments of deferred compensation within the meaning of the 409A Rules will be deferred for a period of six (6) months and one (1) day, unless the Employee dies within such period, in which event payment will be made pursuant to Section 4.03.  Accordingly, this Agreement, including, but not limited to, any provisions relating to severance payments, may be amended from time to time as may be necessary or appropriate to comply with the 409A Rules without obtaining any additional consent from Employee, so long as such amendment or modification does not materially affectthe net present value of the compensation or benefits to which Employee otherwise would be entitled under this Agreement.

Section 12.06.   The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

Section 12.07.  Except as otherwise expressly provided in this Agreement, any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, and addressed to you at your last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention of the Chair of the Board, or to such other address as either party may specify by notice to the other actually received.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Skinny Nutritional Corp.

By:	/s/ Donald J. McDonald
Name:
Title:

Employee

/s/ Michael Salaman
Michael Salaman